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                                                                     EXHIBIT (i)

[GOODWIN PROCTER LOGO]             Goodwin Procter LLP        T: 617.570.1000
                                   Counsellors at Law         F: 617.523.1231
                                   Exchange Place             goodwinprocter.com
                                   Boston, MA 02109

April 26, 2004

ING VP Money Market Portfolio
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

Re:      ING VP Money Market Portfolio
         Post-Effective Amendment No. 53 to Registration Statement on Form N-1A File Nos. 2-53038; 811-2565

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of ING VP Money Market Portfolio (the "Registrant"), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Registration Statement"), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP